UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (857) 327-8778)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Cyclerion Therapeutics, Inc. (the “Company”) has entered into the First Amendment to and Partial Termination of Lease Agreement, dated February 28, 2020 (the “Lease Amendment”), with BMR-Rogers Street LLC (the “Landlord”) relating to the Company’s existing Lease, dated April 1, 2019 (the “Lease”) with the Landlord relating to the Company’s operating premises at 301 Binney Street, Cambridge, Massachusetts (the “Premises”).

The Lease Amendment provides for, among other terms, the surrender to the Landlord of approximately 40,000 square feet of the Premises, and the continued leasing of approximately 74,000 square feet. The consideration for the surrender and certain other terms pursuant to the Lease Amendment includes (i) a payment by the Company of a one-time termination fee of approximately $6.3 million, (ii) a proportionate reduction of the Company’s annual rent for the balance of the Lease term based on the surrendered square footage, and (iii) a reduction of the Company’s security deposit, in the form of a letter of credit posted with the Landlord, from approximately $7.7 million to approximately $5.0 million, among other terms. Based on the Lease Amendment, the Company will reduce its remaining lease payments by approximately $41.9 million through the remaining lease term which ends in June 2029.

A copy of the Lease Amendment is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	First Amendment to and Partial Termination of Lease Agreement Lease, dated April 1, 2019, by and between BMR-Rogers Street LLC and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: March 5, 2020	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	Chief Financial Officer

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